EXHIBIT 99.2

M:Metrics, Inc. and
Subsidiary
Consolidated Financial Statements as of December 31,
2007 and 2006, and for the
Years Ended December 31, 2007, 2006, and 2005,
and Independent Auditors Report

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
M:Metrics, Inc. and subsidiary
We have audited the accompanying consolidated balance sheets of M:Metrics, Inc. and Subsidiary (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the years ended December 31, 2007, 2006, and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007, 2006, and 2005, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 1, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006.
April 29, 2008 (May 28, 2008 as to Note 9)

M:METRICS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$266,345	$1,433,586
Accounts receivable — net of allowance for doubtful accounts of $50,000 and $70,000 for the years ended December 31, 2007 and 2006, respectively	3,606,849	2,377,731
Prepaid expenses	93,782	207,810

Total current assets	3,966,976	4,019,127

PROPERTY AND EQUIPMENT — Net of accumulated depreciation and amortization of $752,376 and $262,107 in 2007 and 2006, respectively	1,276,404	1,205,310

SECURITY DEPOSITS	70,235	71,949
OTHER ASSETS	86,315	86,315

Total other assets	156,550	158,264

TOTAL	$5,399,930	$5,382,701

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$2,214,523	$923,369
Accrued liabilities	1,012,729	859,709
Line of credit	1,162,400	—
Unearned revenue	5,601,407	3,562,403

Total current liabilities	9,991,059	5,345,481
LONG-TERM DEFERRED RENT	151,462	86,158

Total liabilities	10,142,521	5,431,639

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock (Series A), $0.001 par value; authorized 3,661,930 shares; issued and outstanding, 3,661,930 shares	2,970,541	2,800,089
Preferred stock (Series B), $0.001 par value; authorized 6,252,334 shares; issued and outstanding 6,252,334 shares	7,865,291	7,416,200
Preferred stock (Series C), $0.001 par value; authorized 2,648,816; issued and outstanding, 2,530,741 shares	5,079,395	—
Common stock, $0.001 par value, authorized 25,500,000 shares; issued and outstanding 3,145,307 shares and 3,113,224 shares at December 31, 2007 and 2006, respectively	3,145	3,113
Accumulated deficit	(20,587,095)	(10,268,505)
Accumulated other comprehensive income (loss)	(73,868)	165

Total stockholders’ deficit	(4,742,591)	(48,938)

TOTAL	$5,399,930	$5,382,701

See notes to consolidated financial statements.

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M:METRICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005

	2007	2006	2005

REVENUES	$9,060,942	$5,097,410	$981,046

COST OF GOODS SOLD:
Product management	2,123,468	2,251,530	822,279
Research	2,922,305	2,028,604	821,936
Business development	936,510	215,534	—

Total cost of goods sold	5,982,283	4,495,668	1,644,215

GROSS PROFIT	3,078,659	601,742	(663,169)

OPERATING EXPENSES:
General and administrative	5,215,092	2,623,818	715,340
Sales	3,541,607	1,940,104	884,363
Marketing	740,710	535,111	224,356
Engineering	2,341,583	1,020,578	398,137
Operations	821,213	622,310	192,862

Total operating expenses	12,660,205	6,741,921	2,415,058

LOSS FROM OPERATIONS	(9,581,546)	(6,140,179)	(3,078,227)

OTHER INCOME (EXPENSE):
Interest income	24,118	159,317	76,253
Interest expense	(33,733)	—	—
Loss from disposal of assets	(12,451)	—	—

Total other (expense) income	(22,066)	159,317	76,253

LOSS BEFORE INCOME TAXES	(9,603,612)	(5,980,862)	(3,001,974)

NET LOSS	(9,603,612)	(5,980,862)	(3,001,974)

COMPREHENSIVE (INCOME) LOSS- Foreign currency translation adjustment	(74,033)	4,925	(4,813)

COMPREHENSIVE LOSS	$(9,677,645)	$(5,975,937)	$(3,006,787)

See notes to consolidated financial statements.

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M.METRICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005

											Accumulated
	Preferred Stock								Additional		Other
	Series A		Series B		Series C		Common Stock		Pain-in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Loss) Income	Total
Balance — January 1, 2005	3,661,930	$2,485,600	—	$—	—	$—	3,030,300	$3,030	$—	$(467,451)	$—	$2,021,179
Issuance of preferred stock			6,252,334	6,890,076								6,890,076
Accretion of preferred stock dividend		152,663		100,111						(252,774)		—
Net loss										(3,001,974)		(3,001,974)
Foreign currency translation adjustment											(4,760)	(4,760)

Balance — December 31, 2005	3,661,930	2,638,263	6,252,334	6,990,187	—	—	3,030,300	3,030	—	(3,722,199)	(4,760)	5,904,521
Exercise of common stock options							82,924	83	8,805			8,888
Stock-based compensation									13,590			13,590
Accretion of preferred stock dividend		161,826		426,013					(22,395)	(565,444)		—
Net loss										(5,980,862)		(5,980,862)
Foreign currency translation adjustment											4,925	4,925

Balance — December 31, 2006	3,661,930	2,800,089	6,252,334	7,416,200	—	—	3,113,224	3,113	—	(10,268,505)	165	(48,938)
Issuance of preferred stock					2,530,741	4,941,147						4,941,147
Exercise of common stock options							32,083	32	4,664			4,696
Stock-based compensation									38,149			38,149
Accretion of preferred stock dividend		170,452		449,091		138,248			(42,813)	(714,978)		—
Net loss										(9,603,612)		(9,603,612)
Foreign currency translation adjustment											(74,033)	(74,033)

Balance — December 31, 2007	3,661,930	$2,970,541	6,252,334	$7,865,291	2,530,741	$5,079,395	3,145,307	$3,145	$—	$(20,587,095)	$(73,868)	$(4,742,591)

See notes to consolidated financial statements.

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M:METRICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005

	2007	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,603,612)	$(5,980,862)	$(3,001,974)

Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	110,000	54,166	22,500
Depreciation and amortization	535,068	188,311	78,994
Stock-based compensation	38,149	13,590	—
Changes in:
Accounts receivable	(1,339,118)	(1,892,706)	(561,691)
Prepaid expenses	114,028	(166,851)	(38,959)
Other assets		(50,348)	(32,967)
Accounts payable	1,291,154	564,173	266,335
Accrued liabilities	153,020	584,126	275,574
Unearned revenue	2,039,004	1,871,988	1,690,415
Deferred rent	65,304	79,358	6,800

Total adjustments	3,006,609	1,245,807	1,707,001

Net cash used in operating activities	(6,597,003)	(4,735,055)	(1,294,973)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(606,162)	(775,162)	(615,796)
Security deposits	1,714	(57,996)	(13,953)

Net cash used in investing activities	(604,448)	(833,158)	(629,749)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of preferred stock	4,941,147	—	6,890,076
Line of credit	1,162,400	—	—
Proceeds from the exercise of common stock options	4,696	8,888	—

Net cash provided by financing activities	6,108,243	8,888	6,890,076
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(74,033)	4,925	(4,760)

NET (DECREASE) INCREASE IN CASH	(1,167,241)	(5,554,400)	4,960,594
CASH AND CASH EQUIVALENTS:
Beginning of period	1,433,586	6,987,986	2,027,392

End of period	$266,345	$1,433,586	$6,987,986

SUPPLEMENTAL DISCLOSURES:
Dividends declared but not paid	$757,792	$587,836	$252,774

Property and equipment in accounts payable	$13,837	$—	$—

Cash paid for interest	$33,733	$—	$—

See notes to consolidated financial statements.

M:METRICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006, AND FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Operations — M:Metrics, Inc. (the “Company”) was incorporated in Delaware in 2004 and provides mobile data measurement services to companies throughout the United States, Canada, and Europe. The Company is located in Seattle, WA, with an office in San Francisco, CA.

The Company formed M:Metrics, Ltd., a wholly owned subsidiary, to expand operations into the European Union in 2005.

Principles of Consolidation — The consolidated financial statements include the accounts of the Company and M:Metrics, Ltd. All material intercompany accounts and transactions have been eliminated in consolidation.

Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Risk — The Company maintains general cash balances at several banks, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company manages its credit risk by monitoring the stability of the financial institutions in which cash is deposited. No customer represented greater than 10% of revenue for the years ended December 31, 2007, 2006, and 2005, or accounts receivable as of December 31, 2007 and 2006.

Fair Value of Financial Instruments — At December 31, 2007 and 2006, the carrying value of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and employee benefits, and accrued expenses, approximates fair value based on the short-term nature of these instruments.

Cash and Cash Equivalents — The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash and cash equivalents.

Accounts Receivable — The Company, in the normal course of business, extends credit to customers. Interest is not determined or recorded on any of the outstanding receivables from customers. Trade receivables are considered delinquent when the due date has passed with no payment on the customer’s account. The Company uses the allowance method for recording doubtful collections on receivables. The allowance for doubtful accounts is based on management’s estimate of uncollectible accounts considering historical write-off experience and on specific customer accounts believed to be at collection risk. Accounts receivable are written off when all options to pursue collection have been exhausted.

Unbilled fees to clients are billed twice a month or monthly within five working days of each month-end. Costs related to unbilled fees to clients are recorded on the accrual basis.

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Property and Equipment — Property and equipment are carried at cost. The threshold for capitalization is $500. Costs incurred for computer software developed or obtained for internal use are capitalized in accordance with American Institute of Certified Public Accountants Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Expenditures for maintenance and repairs are expensed as incurred. Depreciation is provided using straight-line depreciation methods over estimated useful lives as follows:

Computer equipment and software	3 years
Office furniture and equipment	5 years
Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset.

Impairment of Long-Lived Assets — In accordance with Financial Accounting Standards Board (FASB) Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company periodically reviews the carrying value of its long-lived assets, such as property and equipment and intangible assets with finite lives, whenever current events or circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges during the years ended December 31, 2007, 2006, or 2005.

Revenue Recognition — The Company recognizes product revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. SAB No. 104 requires that four basic criteria be met before revenue can be recognized: persuasive evidence of an arrangement exists, services have commenced, the fee is fixed and determinable, and collectibility is reasonably assured. Revenue from service contracts is recognized over the term of the contract. Deferred revenue at the end of each reporting period is determined based on the number of days remaining in the contract.

Advertising Costs — The Company expenses the cost of advertising as incurred. Advertising cost charged to expense for the years ended December 31, 2007, 2006 and 2005, was $45,322, $15,672 and $5,360, respectively.

Share-Based Compensation — The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant. As allowed under FASB Statement No. 123, Accounting for Stock-Based Compensation, the Company elected to follow Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock awards to employees through December 31, 2005. Under APB Opinion No. 25, compensation expense is measured on the date of the grant if the current market price of the underlying stock exceeds the exercise price.

Effective January 1, 2006, the Company adopted FASB Statement No. 123(R), Share-Based Payment, using the prospective transition method. FASB Statement No. 123(R) requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based upon the fair value of those awards on the grant date. Using the prospective transition method of adopting FASB Statement No. 123(R), the Company began recognizing compensation expense for equity-based awards granted on or after January 1, 2006. Equity awards issued prior to the adoption of FASB Statement No. 123(R) continue to be accounted for in accordance with APB Opinion No. 25.

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As a result of the adoption of FASB Statement No. 123(R), starting with fiscal year 2006, the Company’s operating results contain a charge for share-based compensation expense of $38,149 and $13,590 for fiscal 2007 and 2006, respectively, related to employee stock options. This charge is in addition to share-based compensation expense the Company has recognized in prior periods related to stock options under APB Opinion No. 25.

Under FASB Statement No. 123(R), stock-based compensation expense is measured at the grant date based on the value of the equity award and is recognized as expense, less expected forfeitures over the requisite service period, which is generally the vesting period. The fair value of each equity award is estimated on the date of grant using the Black-Scholes option-pricing model. The Company recognizes stock-based compensation expense on the straight-line method for its equity awards issued to employees. Determining the fair value of stock-based awards at the grant date requires judgment, including estimating the expected volatility, expected term, risk-free interest rate, and expected dividends as follows:

Expected Term — The Company’s expected term represents the period during which the Company’s stock-based awards are expected to be outstanding and is determined based on the simplified method in SAB No. 107, Share-Based Payment.

Expected Volatility — The Company’s volatility factor is estimated using comparable public company volatility for similar terms.

Expected Dividend — The Company has never paid cash dividends and has no present intention to pay cash dividends in the future; as a result, the expected dividend is zero.

Risk-Free Interest Rate — The Company bases the risk-free interest rate used in the Black-Scholes valuation method on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of the Company’s stock-based awards does not correspond with the term for which an interest rate is quoted, the Company performs a straight-line interpolation to determine the rate from the available term maturities.

The Company has calculated the fair value of stock options using the Black-Scholes option-pricing model at December 31, 2007 and 2006, with the following weighted-average assumptions for options granted:

	2007	2006
Dividend yield	0%	0%
Expected volatility	35%	35%
Risk-free interest rate	4.17%	6%
Expected life (years)	6.07	6.3
The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of FASB Statement No. 123(R) and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Goods or Services, which require that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

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Income Taxes — The Company uses the asset and liability method in providing income taxes on all transactions that have been recognized in the financial statements, in accordance with FASB Statement No. 109, Accounting for Income Taxes. The Company provides for deferred income taxes resulting from temporary differences, which arise from recording certain transactions (principally depreciation and amortization, accrual to cash basis differences, and net operating loss carryforwards) in different years for income tax reporting purposes than for financial reporting purposes. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effects of tax rate changes on future deferred tax liabilities and deferred tax benefits, as well as other changes in income tax laws, are recognized in net income in the period such changes are enacted. Deferred tax assets and liabilities in the consolidated balance sheets are classified in accordance with FASB Statement No. 109, which generally requires that the classification be based upon the related asset or liability creating the deferred tax. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Intercompany Transfer Pricing — In addition to federal and state income taxes, the Company may be subject to transfer price taxes under U.S. Internal Revenue Code Section 482. This law requires that firms transferring products internationally between branches of commonly controlled entities maintain an arm’s-length transfer pricing policy and have available supporting documentation of such policies and transactions. The Company’s exposure for transfer pricing in the UK is based on any future review by UK taxing authorities. The Company followed procedures for developing appropriate allocations of revenues and expenses based on known facts concerning the operations in the United States and UK. The Company believes the potential exposure, if any, will not have a material impact on its consolidated financial statements.

Foreign Currency Exchange Risk — The Company is exposed to foreign currency exchange rate fluctuations as it converts the financial statements of the foreign subsidiary in U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiary’s financial statements into U.S. dollars will lead to a translation gain or loss, which is recorded as a component of other comprehensive income. The results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates, particularly changes in the British pound. Foreign currency transaction gains (losses) were $13,529, $221,547, and $(4,760) in the years ended December 31, 2007, 2006, and 2005, respectively. The majority of the Company’s subscription agreements are denominated in U.S. dollars. To date, foreign revenue has been primarily in British pounds. Revenue from the subsidiary located outside the United States was 29%, 9% and 0% for the years ended December 31, 2007, 2006, and 2005, respectively.

Recent Accounting Pronouncements — In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109. FIN No. 48 prescribes a recognition threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. While effective for public companies with fiscal years beginning after December 15, 2006, the FASB issued FASB Staff Position FIN 48-2, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises, on February 1, 2008, which deferred the effective date of FIN No. 48 for nonpublic enterprises until their fiscal years beginning after December 15, 2007. The provisions of FIN No. 48 will now be effective for the Company as of January 1, 2008, and are not expected to have a material impact on the Company’s consolidated financial statements.

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In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements, which defines fair value, establishes guidelines for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures regarding fair value measurements. FASB Statement No. 157 does not require any new fair value measurements, but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. FASB Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company must adopt these new requirements no later than its year ending December 31, 2008. The Company has not yet determined the impact, if any, of adopting FASB Statement No. 157 on its consolidated financial statements.

The FASB has issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115, which permits an entity to measure certain financial assets and financial liabilities at fair value. The statement’s objective is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under FASB Statement No. 159, entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. The new statement establishes presentation and disclosure requirements to help financial statement users understand the effect of the entity’s election on its earnings, but does not eliminate disclosure requirements of other accounting standards. Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet. FASB Statement No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company is assessing the impact the adoption of FASB Statement No. 159 will have on its consolidated financial position and results of operations.

2.	PROPERTY AND EQUIPMENT

Property and equipment, less accumulated depreciation and amortization, at December 31, 2007 and 2006, consists of the following:

	2007	2006

Computer equipment and software	$1,860,375	$1,324,530
Office equipment and furniture	99,149	83,640
Leasehold improvements	69,256	59,247

Total property and equipment	2,028,780	1,467,417

Less accumulated depreciation	(752,376)	(262,107)

Property and equipment — net	$1,276,404	$1,205,310

Depreciation expense was $535,068, $188,311, and $78,994 for the years ended December 31, 2007, 2006, and 2005, respectively.

Unamortized internally developed computer software costs included in computer equipment and software were $723,823 and $761,215, at December 31, 2007 and 2006, respectively. Amortization expense of computer software was $277,028, $39,005, and $29,253 for the years ended December 31, 2007, 2006, and 2005, respectively.

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3.	LEASES

The Company leases office space in Seattle, WA, San Francisco, CA, and London, England. The lease terms range from two to five years. Rent expense for the Company was $570,281, $379,932, and $60,900 for the years ended December 31, 2007, 2006, and 2005, respectively.

The minimum future lease payments for office leases at December 31, 2007, are as follows:

Years Ending
December 31

2008	$364,319
2009	380,281
2010	396,243
2011	220,828
2012	53,232

Total	$1,414,903

4.	INCOME TAXES

The Company provides for deferred income taxes resulting from temporary differences that arise from recording certain transactions in different years for income tax reporting purposes compared to financial reporting purposes. The Company has recognized a full valuation allowance equal to its net deferred tax assets due to the uncertainty of realizing the benefits of the assets.

At December 31, 2007 and 2006, the Company has deferred tax asset as follows:

	2007	2006

Long-term portion:
Net operating loss	$6,533,354	$3,053,375
Research and development credit	246,045
Other	125,320	(8,613)

Total	6,904,719	3,044,762

Valuation allowance	(6,904,719)	(3,044,762)

Net deferred tax asset after valuation allowance	$—	$—

At December 31, 2007, 2006, and 2005, the Company has U.S. net operating loss carryforwards of $12.0 million, $5.8 million, and $3.2 million, respectively, which begin to expire in 2024. At December 31, 2007, 2006, and 2005, the Company has UK net operating loss carryforwards of $7.5 million, $3.6 million, and $230,270, respectively, which can be carried forward indefinitely.

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5.	LINE OF CREDIT

The Company has a secured line of credit from Square 1 Bank with a maximum available limit of $1,500,000 or 80% of eligible accounts receivable. The interest rate on outstanding balances is 1.25% above prime, which was calculated as 8.5% at December 31, 2007. The line of credit expires and is payable April 30, 2008.

6.	STOCKHOLDERS’ EQUITY

The Articles of Incorporation authorized the Company to issue 38,063,080 shares of stock, par value of $0.001 per share; 25,500,000 shares are Common Stock and 12,563,080 shares are Preferred Stock.

The holders of Preferred Stock have the same voting rights as the holders of Common Stock and are entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company, and the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Preferred Stock shall be entitled to the number of shares of Common Stock into which such shares of Preferred Stock could be converted.

As of December 31, 2007, there were 3,661,930 shares of Series A Preferred Stock outstanding, 6,252,334 shares of Series B Preferred Stock outstanding, and 2,530,741 shares of Series C Preferred Stock outstanding.

Dividends — Series A preferred stockholders are entitled to receive a cumulative annual dividend at an annual rate of 6% of the Series A original purchase price on each outstanding share of Series A Preferred Stock ($0.682 per share). The Series A preferred dividends are cumulative from the date of the original issuance of the Series A preferred stock, whether or not earned or declared and whether or not the Company has assets legally available for the payment of such dividends.

Series B preferred stockholders are entitled to receive a cumulative annual dividend at an annual rate of 6% of the Series B original purchase price on each outstanding share of Series B Preferred Stock ($1.1196 per share). The Series B preferred dividends are cumulative from the date of the original issuance of the Series B preferred stock, whether or not earned or declared and whether or not the Company has assets legally available for the payment of such dividends.

Series C preferred stockholders are entitled to receive a cumulative annual dividend at an annual rate of 6% of the Series C original purchase price on each outstanding share of Series C Preferred Stock ($1.9757 per share). The Series C preferred dividends are cumulative from the date of the original issuance of the Series C preferred stock, whether or not earned or declared and whether or not the Company has assets legally available for the payment of such dividends.

At December 31, 2007, the Company accrued Series A dividends of $529,321, Series B dividends of $975,216, and Series C dividends of $138,248. At December 31, 2006, the Company accrued Series A dividends of $358,869 and Series B dividends of $526,125.

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Priority — The Series C preferred stock ranks senior to Series A and Series B preferred stock and common stock issued with respect to payment of dividends and amounts upon liquidation, dissolution, or winding up. The Series B preferred stock ranks senior to Series A preferred stock and common stock issued with respect to payment of dividends and amounts upon liquidation, dissolution, or winding up.

Conversion Rights — Each share of Series A, Series B, and Series C preferred stock is convertible, in whole or in part at the option of the holders thereof, into shares of common stock. Series A shares are convertible at a conversion price of $0.682 per share, Series B shares are convertible at a conversion price of $1.1196 per share, and Series C shares are convertible at a conversion price of $1.9757 per share.

Automatic Conversion — Each share of each series of preferred stock will automatically be converted into shares of common stock at the conversion price at the time in effect for such series immediately upon the earlier of (i) the Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $1.6464 per share and which results in aggregate cash proceeds to the Company of not less than $20,000,000 or (ii) the date specified by written consent or agreement of the holders of a Preferred Supermajority, defined as at least 75% of the then-outstanding shares of the Series A Preferred Stock and Series B Preferred Stock voting together as a single class converted into common stock basis.

7.	STOCK OPTION PLAN

On September 14, 2004, the Board of Directors adopted the 2004 Stock Option Plan (the “Plan”). Under the Plan, up to 1,180,993 shares of the Company’s common stock, in the form of both incentive and nonqualified stock options, may be granted to eligible employees, directors, and consultants. Vesting and exercise provisions are determined by the Board of Directors at the time of grant. Options generally vest with respect to 25% of the shares one year after the options’ vesting commencement date and the remainder ratably on a monthly basis over the following three years. Options granted under the Plan have a maximum term of 10 years. Vested options can be exercised at any time.

On October 3, 2005, the Board of Directors voted to increase the aggregate number of common shares that may be subject to options or stock purchase rights and sold under the Plan from 1,180,993 to 2,239,676.

On April 12, 2007, the Board of Directors voted to increase the aggregate number of common shares that may be subject to options or stock purchase rights and sold under the Plan from 2,239,676 to 2,656,752.

On November 13, 2007, the Board of Directors voted to increase the aggregate number of common shares that may be subject to options or stock purchase rights and sold under the Plan from 2,656,752 to 2,739,676.

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During the years ended December 31, 2007, 2006, and 2005, the Company granted 683,476, 922,514, and 1,283,204 stock options, respectively. In 2006, one grant was made to a non-employee as an advisor to the Company. This stock option grant is administered under the 2004 Stock Option Plan. The impact for FASB Statement No. 123(R) related to non-employee stock option expense was $824 in 2006. In 2007, no grants were made to nonemployees.

		Outstanding
				Weighted-
				Average
	Shares		Exercise	Exercise
	Available	Shares	Price/Share	Price

BALANCE — January 1, 2005	824,797	356,196	$0.06 - $0.06	$0.06

Additional shares authorized	1,058,683

Granted	(1,283,204)	1,283,204	0.06 - 0.25	0.15

Forfeited/canceled	77,500	(77,500)	0.06 - 0.06	0.06

BALANCE — December 31, 2005	677,776	1,561,900	0.06 - 0.25	0.13

Granted	(922,514)	922,514	0.25 - 0.25	0.25

Exercised	—	(82,924)	0.06 - 0.25	0.11

Forfeited/canceled	329,318	(329,318)	0.06 - 0.25	0.13

BALANCE — December 31, 2006	84,580	2,072,172	0.06 - 0.25	0.19

Additional shares authorized	500,000

Granted	(683,476)	683,476	0.25 - 0.51	0.48

Exercised	—	(32,083)	0.06 - 0.25	0.15

Forfeited/canceled	141,375	(141,375)	0.06 - 0.25	0.22

BALANCE — December 31, 2007	42,479	2,582,190	$0.06 - $0.51	$0.26

As of December 31, 2007, there was $167,704 of total unrecognized compensation expense expected to be recognized over a weighted-average period of 6.08 years.

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8.	CONTINGENCIES

In June 2006, Telephia, Inc. (“Telephia”) filed a lawsuit against the Company in the U.S. District Court for the Northern District of California (Case No. C 06-03767 SBA), alleging that the Company infringes U.S. Patent No. 6,745,011 (the “ ‘011 patent”). The ‘011 patent is directed to a system and method for measuring wireless device and wireless network usage and performance metrics by using metering software installed on the wireless device. On June 13, 2007, the Company filed a motion for partial summary judgment that the current version of meter client does not infringe the ‘011 patent. on November 6, 2007, the court ruled in favor of the Company’s motion for partial summary judgment of noninfringement.

9.	SUBSEQUENT EVENTS

In February 2008, the articles of incorporation were amended to authorize the Company to issue up to an additional 1,771,524 shares of Series C Preferred Stock. This amendment authorized the Company to issue 39,834,604 total shares of stock, each with a par value of $0.001 per share; 25,500,000 shares are common stock and 14,334,604 shares are preferred stock. The amendment was made to accommodate a Series C Preferred Stock offering of $3,500,000 completed in February 2008.

The Company signed a comprehensive patent settlement agreement with The Nielson Company and Telephia on March 5, 2008. This agreement provides for a mutual general release on all claims between the parties. The Company believes that this agreement resolves all issues related to the lawsuit filed by Telephia in June 2006.

In April 2008, the Company amended its Loan and Security Agreement with Square 1 Bank to extend the maturity date until April 29, 2009. All other terms of the Loan and Security Agreement remain the same.

On May 27, 2008, the Company approved a proposed merger agreement and plan of merger by and among comScore, Inc., a Delaware corporation, and the merger was completed on May 28, 2008, for total estimated sales price of approximately $44.4 million, which is net of the Company’s cash balance as of the closing date.
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